EXHIBIT 32.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of New Dragon Asia Corp. (the “Company”), does hereby certify, to such officer's knowledge, that:

The Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended June 25, 2005 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2005	By:	/s/ Li Xia WANG

Name: Li Xia WANG Title: Chief Executive Officer

Dated: November 14, 2005	By:	/s/ Peter MAK

Name: Peter MAK Title: Chief Financial Officer